Brian F. Faulkner
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


November 16, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form S-8

Dear Sir/Madame:

I have acted as counsel to eConnect, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of Five Million (5,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan (Amendment No. 2), and Eight Million Six Hundred Thousand (8,600,000) Shares which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 3). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.